NORTHERN INSTITUTIONAL FUNDS

FORM N-SAR

File No. 811-03605

Fiscal Year Ended November 30, 2010

Exhibit Index

EX-99.77B: Accountant’s report on internal control

EX-99.77D: Policies with respect to security investments

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

EX99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

Ex-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EX-99.77B: Accountant’s report on internal control

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
Northern Institutional Funds

In planning and performing our audit of the financial statements of each of the portfolios comprising the Northern Institutional Funds listed in Exhibit A attached hereto (the “Funds”) as of and for the year ended November 30, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of November, 30, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Chicago, Illinois
January 24, 2011

Exhibit A

Northern Institutional Equity Portfolios

International Growth Portfolio
International Equity Index Portfolio
Small Company Index Portfolio
Large Cap Growth Portfolio
Large Cap Equity Portfolio
Equity Index Portfolio
Global Tactical Asset Allocation Portfolio

Northern Institutional Fixed Income Portfolios

Bond Portfolio
Core Bond Portfolio
U.S. Treasury Index Portfolio
Intermediate Bond Portfolio
Short Bond Portfolio
U.S. Government Securities Portfolio

Northern Institutional Money Market Portfolios

Diversified Assets Portfolio
Government Portfolio
Government Select Portfolio
Treasury Portfolio
Tax-Exempt Portfolio
Municipal Portfolio
Liquid Assets Portfolio
Prime Obligations Portfolio